MTI MICROFUEL CELLS INC.

AMENDMENT NO. 1 TO
COMMON STOCK AND WARRANT PURCHASE AGREEMENT

     This Amendment No. 1 to Common Stock and Warrant Purchase Agreement (this “Amendment”) is made as of February 9, 2011 (the “Effective Date”) by and among MTI MicroFuel Cells Inc., a Delaware corporation (the “Company”) and Counter Point Ventures Fund II, LP (the “Purchaser”), and amends that certain Common Stock and Warrant Purchase Agreement, dated as of January 11, 2010 (the “Purchase Agreement”) between the Company and the Purchaser.

     WHEREAS, pursuant to the Purchase Agreement, as of the Effective Date, the Company has sold an aggregate of 28,571,429 shares of Company Common Stock (“Common Stock”) to the Purchaser under the Purchase Agreement, and has issued warrants (“Warrants”) exercisable for a number of shares of Common Stock equal to 20% of such shares purchased by the Purchaser; and

     WHEREAS, the Company and the Purchaser desire to amend the Purchase Agreement to permit the Company to sell to the Purchaser up to an additional 6,428,574 shares of Common Stock at $0.07 per share, and Warrants exercisable for a number of shares of Common Stock equal to 20% of such additional shares, in accordance with the schedule set forth herein, subject to prior written approval of each investment by the Company, and subject to certain additional terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties to this Amendment agree as follows:

     1. Amendment of Section 1 of the Purchase Agreement. Section 1 of Purchase Agreement is hereby amended to replace each reference to “$2,000,000.03” as the aggregate purchase price and “28,571,429” as the maximum aggregate shares of Common Stock issuable under the Purchase Agreement to “$2,450,000.21” and “35,000,003,” respectively, in order to permit the Company to sell up to an additional 6,428,574 shares of Common Stock at a purchase price per share of $0.070 and Warrants as set forth in the Purchase Agreement, subject to prior written approval of each investment by the Company (electronic acceptable). In addition, the reference to “December 31, 2010” in Section 1(b)(iii) shall be replaced with “June 30, 2011,” as being the final date that the Company may sell and issue Common Stock and Warrants under the Purchase Agreement.

     2. Amendment of Section 1(a)(i) of the Purchase Agreement. The “Closing Period” set forth in Section 1(a)(i) of the Purchase Agreement shall be amended to extend the period for an additional six (6) months (such extended period, the “2011 Closing Period”). The Company shall deliver to the Purchaser each Closing Notice no later than fourteen (14) calendar days prior to each proposed Closing to occur during the 2011 Closing Period, or such shorter period as agreed upon by the parties in writing.

     3. Amendment of Exhibit A. Exhibit A to the Purchase Agreement shall be amended to include the following 2011 Closing Period Schedule of Closings:

2011 Closing Period	Maximum	Maximum	Actual Common	Actual Aggregate
and Actual Closing	Common	Purchase Price	Stock Issued and Sold	Purchase Price At
Date	Stock Issuable		At Each Closing	Each Closing

February 1 –	1,285,716	$90,000.12
February 28, 2011
[Actual Closing
Date(s)]

March 1 – March 31,	642,858	$45,000.06
2011
[Actual Closing
Date(s)]

April 1 – April 30,	1,500,000	$105,000.00
2011
[Actual Closing
Date(s)]

May 1 – May 31, 2011	1,500,000	$105,000.00
[Actual Closing
Date(s)]

June 1 – June 30, 2011	1,500,000	$105,000.00
[Actual Closing
Date(s)]

TOTAL:	6,428,574	$450,000.18

     4. Purchase Price Adjustment. Notwithstanding anything to the contrary herein, in the event the Company issues capital stock in a fundraising transaction raising at least $1,000,000 in one or more closings (excluding the funds raised pursuant to the Purchase Agreement) during the 2011 Closing Period to a party other than the Purchaser or an affiliate thereof (a “Next Equity Financing”), the Purchase Price of the Common Stock shall be immediately adjusted for all future 2011 Closing Period closings occurring under the Purchase Agreement to such price per share as paid by participants in such Next Equity Financing, and the number of shares of Common Stock issuable under the Purchase Agreement and the 2011 Closing Period Schedule of Closings set forth in Section 3 above shall be automatically adjusted to reflect such new number of shares, while retaining the same Maximum Purchase Price set forth therein (rounded up to the nearest share purchase price amount).

     5. Miscellaneous.

          (a) Governing Law. This Amendment and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

          (b) Counterparts. This Amendment may be executed in two or more counterparts and by facsimile, each of which shall be deemed an original and all of which together shall constitute one instrument.

          (c) Entire Agreement. The Purchase Agreement, as amended to date and by this Amendment, and the documents referred to herein and therein, constitute the entire agreement between the parties hereto pertaining to the subject matters hereof and thereof, respectively, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

[Signature Pages Follow]

     The parties have executed this Amendment No. 1 to Common Stock and Warrant Purchase Agreement as of the Effective Date.

COMPANY:

MTI MICROFUEL CELLS INC.

/s/ Peng K. Lim
Peng K. Lim, Chief Executive Officer

PURCHASER:

COUNTER POINT VENTURES FUND II, LP

/s/ Walter L. Robb
Walter L. Robb, General Partner